UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

ODENZA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54301	None
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

22/F, WANCHAI CENTRAL BUILDING

89 LOCKHART ROAD,

WAN CHAI,

HONG KONG

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 9027-2707

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on June 17th, 2021, ODENZA Corp. (hereinafter “ODZA”) entered into a binding letter of intent (the “LOI”) for the purpose of doing a Share Exchange Agreement (“the Agreement”) to acquire Adventure Air Race Company Limited (“AARC”), a Nevada corporation. The AARC shareholder (the “Shareholder”) will own 84,000,000 newly issued shares of common stock of ODZA (the Common Stock”) representing approximately 95.82% of ODZA’s outstanding shares of Common Stock. As the result, AARC will hold no common shares of ODZA, as the wholly owned subsidiary of ODZA.

On September 30, 2021, ODZA and AARC had signed a termination agreement pursuant to which the parties mutually agreed to terminate the Agreement. The Agreement is terminated effective as of September 30, 2021 and the parties have no further rights or obligations under the Agreement. The parties further agreed to waive their rights to any claims that may arise under the Agreement. As of the date of the termination agreement, no equity interest of AARC had been transferred to ODZA.

Item 9.01 Exhibits

Exhibit
No.

99.1	Termination of the Letter of Intent in Relation to a Possible Reverse Merger

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022

ODENZA CORP.

By:	/s/ Leung Chi Ping
Name:	LEUNG CHI PING, MICHAEL
Title:	Chief Executive Officer, President and Chairman